SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[x]  Definitive Additional Materials

Delaware Investments Dividend and Income Fund, Inc.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
____________________________________________________________________________________
2)  Aggregate number of securities to which transaction applies:
3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)  Proposed maximum aggregate value of transaction:
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[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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      1) Amount previously paid:
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      3) Filing Party:
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      4) Date Filed:

IMPORTANT INFORMATION TO HELP YOU UNDERSTAND
AND VOTE ON THE PROPOSAL

     Below is a brief overview of the proposal on which you are being asked to vote. Your vote is important, no matter how large or small your holdings may be. Please read the full text of the Proxy Statement, which contains additional information about the proposal, and keep it for future reference.

     We appreciate you placing your trust in Delaware Investments and we look forward to continuing to help you achieve your financial goals.

     THE PROPOSAL: TO AMEND THE FUND’S TENDER OFFER PROVISION TO STATE THAT THE FUND MAY CONDUCT A TENDER OFFER, BASED ON CERTAIN CONDITIONS, IF ITS MARKET PRICE PER SHARE IS TRADING AT AN AVERAGE DISCOUNT OF 10% OR MORE FROM ITS NET ASSET VALUE PER SHARE DURING A PRE-DESIGNATED PERIOD SET BY THE BOARD OF DIRECTORS

On what proposal am I being asked to vote?

     You are being asked to vote on a proposal to approve an amendment to the Fund’s tender offer provision under which the Fund may conduct a tender offer, based on certain conditions, if its market price per share is trading at an average discount of 10% or more from its net asset value (“NAV”) per share during a pre-designated period set by the Board of Directors.

Has the Board of Directors (the “Board”) approved the proposal?

     Yes. After careful consideration, the Board of Directors has unanimously approved the proposal and recommends that you vote “FOR” the proposal.

Has the Fund’s Board of Directors concluded that approving the amendment to the conditions under which the Fund will conduct tender offers is in the best interests of the Fund and its shareholders?

     Yes. The Board recommends that shareholders approve an amendment providing that a tender offer would be conducted when the Fund’s market price per share is trading at an average discount of 10% or more from its NAV per share on the last trading day of each week during a twelve-week period designated by the Board. Currently, the tender offer is conducted when there is an average discount of 3% or more from the Fund’s NAV. The Board believes, however, that the interests of shareholders would be better served if the conditions under which tender offers are conducted were amended so that tender offers would only be conducted in the presence of more significant discounts.

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What factors did the Board consider in approving the proposal?

     In approving the proposed change in the Fund’s tender offer “trigger” from 3% to 10%, the Board considered that the increased trigger: (1) is more in line with more significant discounts; (2) will bring the Fund more in line with other closed-end funds; (3) will likely reduce costs for shareholders and provide other benefits to shareholders; and (4) may help increase investment performance.

Why am I being asked to approve and amendment to the conditions under which the Fund will conduct tender offers?

     While the Board has the authority to amend conditions relating to tender offers without the approval of shareholders, the Board ultimately concluded that shareholder solicitation is appropriate given the potential importance of the proposed change to shareholders.

When would the new tender offer conditions take effect?

     If shareholders approve the Proposal, the proposed change to the tender offer conditions is anticipated to take effect during the first two calendar quarters of 2011.

     COMMON QUESTIONS AND GENERAL INFORMATION ABOUT THE SHAREHOLDER MEETING

Who is paying the costs of the shareholder meeting?

     The costs and expenses incurred by the Fund relating to the shareholder meeting, including the costs of preparing proxy solicitation materials and soliciting proxies in connection with the shareholder meeting, will be borne equally by the Fund and Delaware Management Company, the Fund’s investment adviser.

How many votes am I entitled to cast?

     As a shareholder, you are entitled to one vote for each full share and a fractional vote for each fractional share of the Fund that you owned as of the record date, which is August 25, 2010.

How do I vote my shares?

     You can vote your shares by completing and signing the enclosed proxy card and mailing it in the enclosed postage-paid envelope. If you have received more than one proxy card, please fill them out and return all of them. You may also vote by touch-tone telephone by calling the toll-free number printed on your proxy card and following the recorded instructions. In addition, you may vote through the Internet

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by visiting the Web site indicated on your proxy card and following the online instructions. If you need any assistance or have any questions regarding the proposal or how to vote your shares, please call the Altman Group (“Altman”), the Fund’s proxy solicitor, at 1-877-536-1563.

Who is Altman?

     Altman is a company, not affiliated with the Fund or Delaware Investments, that the Fund has hired to call shareholders and record proxy votes. In order to hold the shareholder meeting, a minimum number of shareholders, or “quorum,” must be present or represented at the meeting. If a quorum is not attained, the meeting must adjourn to a future date. In order to prevent the adjournment of the meeting, as the meeting date approaches, you may receive a telephone call from a representative of Altman if your votes have not yet been received. The Fund also may attempt to reach you through multiple mailings to remind you to cast your vote.

How do I sign a proxy card?

     Individual Accounts: Shareholders should sign exactly as their names appear on the proxy card.

     Joint Accounts: Either owner may sign, but the name of the person signing should conform exactly to a name shown on the proxy card.

     All Other Accounts: The person signing must indicate his or her capacity. For example, if Ms. Ann B. Collins serves as a trustee for a trust account or other type of entity, she should sign, “Ann B. Collins, Trustee.”

How can I find more information about the proposal?

     You should read the Proxy Statement, which provides details regarding the proposal. If you have any questions, please call Altman at 1-877-536-1563.

How can I get another copy of the Proxy Statement?

     If you would like another copy of the Proxy Statement, please: (i) contact your participating broker/dealer firm or other financial intermediary; (ii) write to the Fund at: Delaware Investments Dividend and Income Fund, Inc. c/o Delaware Investments, 2005 Market Street, Philadelphia, PA 19103 or call toll-free (800) 523-1918; or (iii) visit www.delawareinvestments.com/CEproxy.

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